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                                                                     EXHIBIT 1.4

                    FOR CRONOS GLOBAL INCOME FUND XVI, L.P.

                             FORM OF SUPPLEMENT TO
                             AGREEMENT WITH DEALERS

                                                                          , 1996

[NAME OF SELECTED BROKER/DEALER]

Re: Addendum to Agreement with Dealers
     for Selected Broker/Dealers

Ladies and Gentlemen:

     Reference is made to that certain Agreement with Dealers, dated
            , that we have signed so as to participate in the offer and sale of units of limited partnership interests (the "Units") in the above-referenced Partnership. We have advised you that our customary practice, when offering and selling interests in limited partnerships, including limited partnerships whose interests are registered for sale under the Securities Act of 1933, is to sign the subscription documentation required of the partnerships for and on behalf of our clients investing therein, except for clients residing in states that explicitly require investors to personally sign subscription documentation. We have advised you that we would like to follow this practice in offering Units in the Partnership, namely, signing the Limited Partner's Signature Page and Subscription Agreement (in the form of Exhibit 4.2 to this Post-Effective Amendment) for and on behalf of our clients residing in those states that permit brokers to execute subscription documentation for and on behalf of their clients.

     We understand that, as part of our obligations under Rule 2810 of the NASD's Conduct Rules (formerly Section 34 of the Rules of Fair Practice), and the obligations imposed upon us under relevant securities laws and regulations, we have an obligation, in recommending partnership investments to our clients, of determining the suitability thereof for our clients; of obtaining specific authorization from our clients for investing in partnerships; and for confirming such investments to our clients; all in accordance with Rule 2810 and applicable securities laws and regulations.

     We further agree to provide you with access, at any and all reasonable times, to our books and records relevant to the discharge of our obligations to clients in recommending an investment in the Partnership and in selling Units in the Partnership to our clients.

     In accordance with the foregoing, we hereby agree that Section 2 of the above-referenced Agreement with Dealers is hereby amended to read in its entirety as follows:

          The purchase price of the Units shall be paid as set forth in the Prospectus. At the time payment is made, you [Name of Selected Broker/Dealer] are to deliver to us [Cronos Securities Corp.] with respect to Units sold to each of your customers, the Limited Partner's Signature Page and Subscription Agreement ("Subscription Agreement") executed by such customer or by you on behalf of your customer. Upon receipt of the foregoing and acceptance of such subscription, we shall return a copy of the Subscription Agreement to your customer or to you for forwarding to your customer. In all events, pursuant to the provisions of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), you shall directly transmit, pursuant to our instructions, by noon of the next business day following their receipt, all customer checks in payment of the Units directly to us. You shall instruct your customers, in subscribing for the Units, to make their checks payable to the bank escrow account identified on the Subscription Agreement, as the same may be modified from time to time.

          You further agree to indemnify and hold harmless Cronos Securities Corp., Cronos Capital Corp., the Partnership, and each affiliate thereof (the "Indemnified Parties") against any losses, claims, expenses, damages, or liabilities to which the Indemnified Parties may become subject,
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     under applicable securities laws, rules, or regulations, or otherwise, insofar as such losses, claims, expenses, damages, or liabilities (or actions in respect thereof) arise out of or based upon any claim by one or more of your clients investing in the Partnership or by one or more third persons or entities asserting that any subscription documentation executed by you representing an investment in the partnership was not authorized or approved by the client(s).

                                         Very truly yours,

                                         NAME OF SELECTED BROKER/DEALER

                                         By

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                                         Its

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CONFIRMED AND ACCEPTED
as of the date first above written

CRONOS SECURITIES CORP.

By

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Its

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